Exhibit 99.1

Contact:	Mary Malone
Investor Relations
Watson Wyatt
(703) 258-7841

WATSON WYATT WORLDWIDE FINISHES FISCAL 2009

WITH REVENUES OF $1.68 BILLION AND EPS OF $3.42

ARLINGTON, VA, August 13, 2009 – Watson Wyatt Worldwide, Inc. (NYSE, NASDAQ: WW), a leading international human capital and financial management consulting firm, today announced financial results for the fourth quarter and full year of fiscal year 2009, which ended June 30, 2009.

Revenues were $396.5 million for the quarter, a decrease of 13% (decrease of 4% constant currency) from the fourth quarter of fiscal 2008 revenues of $453.8 million.  Net income for the fourth quarter of fiscal 2009 was $31.2 million, or $0.73 per diluted share, a decrease from $41.7 million, or $0.95 per diluted share, in the prior-year fourth quarter.  When compared to prior-year fourth quarter, exchange rates had a negative impact of $0.10 on diluted earnings per share.  Additionally, severance expense had a negative impact of $0.07 on diluted earnings per share in the fourth quarter of fiscal 2009.

For the fiscal year, revenues were $1.68 billion, a decrease of 5% (increase of 3% constant currency) from $1.76 billion in fiscal 2008.  Net income for the year was $146.5 million, or $3.42 per diluted share, a decrease from prior-year net income of $155.4 million, or $3.50 per diluted share.  When compared to prior-year, exchange rates had a negative impact of $0.35 on diluted earnings per share.  Additionally, severance expense had a negative impact of $0.12 on diluted earnings per share in fiscal 2009.

“We are focused on sound business fundamentals and disciplined cost control,” said John Haley, president and chief executive officer.  “Our expanding margins demonstrate our solid execution in these uncertain economic times.”

“We are also looking forward with great excitement to our pending merger with Towers Perrin. The financial and people management landscape is changing dramatically. The Towers Watson combination will help our clients address these emerging challenges with world-class risk, investment and human capital expertise.”

- MORE -

Operating Highlights

•                  Benefits Group revenues (representing 59% of fourth-quarter revenues) were $234 million for the fourth quarter of fiscal 2009, a decrease of 8% (flat on a constant currency basis) from $255 million in the prior-year fourth quarter.  On a constant currency basis, the modest growth in retirement services in the U.S. and the U.K. was offset by modest declines in other regions and in health care consulting.  For the year, Benefits revenues were $960 million, a decrease of 3% (increase of 4% constant currency) from fiscal 2008.

•                  Technology and Administration Solutions Group revenues (representing 11% of fourth-quarter revenues) were $45 million for the fourth quarter of fiscal 2009, a decrease of 7% (increase of 2% constant currency) from $48 million in the prior-year fourth quarter.  Constant currency growth was due primarily to new clients in the U.K.  For the year, Technology and Administration Solutions Group revenues were $188 million, an increase of 3% (increase of 11% constant currency) from fiscal 2008.

•                  Human Capital Group revenues (representing 9% of fourth-quarter revenues) were $35 million for the fourth quarter of fiscal 2009, a decrease of 31% (decrease of 27% constant currency) from $51 million in the prior-year fourth quarter.  There was less demand for our services in all geographic regions.  For the year, Human Capital Group revenues were $173 million, a decrease of 12% (decrease of 8% constant currency) from fiscal 2008.

•                  Insurance & Financial Services Group revenues (representing 6% of fourth-quarter revenues) were $23 million for the fourth quarter of fiscal 2009, a decrease of 21% (decrease of 6% constant currency) from $29 million in the prior-year fourth quarter.  The revenue decrease was due to less project work in Europe.  For the year, Insurance & Financial Services Group revenues were $117 million, a decrease of 1% (increase of 13% constant currency) from fiscal 2008.

•                  Investment Consulting Group revenues (representing 11% of fourth-quarter revenues) were $42 million for the fourth quarter of fiscal 2009, a decrease of 3% (increase of 14% constant currency) from $43 million in the prior-year fourth quarter.  The constant currency revenue increase was due to increases in implemented consulting activities and strategy projects.  For the year, Investment Consulting Group revenues were $161 million, a decrease of 5% (increase of 10% constant currency) from fiscal 2008.

Outlook for Fiscal Year 2010

For fiscal year 2010, the company expects revenues to be in the range of $1.63 billion to $1.70 billion and adjusted diluted earnings per share for the year are expected to be in the range of $3.50 to $3.60.  Adjusted diluted earnings per share exclude severance and merger costs.  This guidance assumes an average exchange rate of 1.65 U.S. dollars to the British pound for fiscal year 2010 and an average rate of 1.40 U.S. dollars to the Euro for fiscal year 2010.  This guidance does not include the impact of the pending merger with Towers Perrin which is expected to close during fiscal year 2010.

For the first quarter of fiscal 2010, the company expects revenues to be in the range of $385 million to $400 million and adjusted diluted earnings per share for the quarter are expected to be in the range of $0.68 to $0.73.  Adjusted diluted earnings per share exclude severance and merger costs.  This guidance assumes an average exchange rate of 1.65 U.S. dollars to the British pound for the first quarter of fiscal 2010 and an average rate of 1.40 U.S. dollars to the Euro for the first quarter of fiscal 2010.  This guidance does not include the impact of the pending merger with Towers Perrin which is expected to close during fiscal year 2010.

The forecasted adjusted diluted earnings per share are based on management’s estimates for fiscal year 2010 and the first quarter of fiscal 2010.  The company expects to incur charges for severance and merger costs during those periods, and the amounts are dependent upon future events.  The company will use adjusted diluted earnings per share to evaluate its performance and believes this information is helpful to shareholders.

Conference Call

The company will host a live webcast and conference call to discuss the financial results for the fourth quarter of fiscal 2009.  It will be held on Thursday, August 13, 2009, beginning at 9:00 a.m. Eastern Time, and can be accessed via the Internet by going to www.watsonwyatt.com.  The replay of the webcast will be available shortly after the live call for a period of three months.  The replay will also be available for one week after the call by dialing 617-801-6888 and using confirmation number 39038885.

Where You Can Find Additional Information

This communication was released on August 13, 2009. Towers Perrin and Watson Wyatt have formed a company, Jupiter Saturn Holding Company (the “Holding Company”), which will file a registration statement on Form S-4 with the Securities and Exchange Commission (the “Commission”) that will contain a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction. YOU ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND THE OTHER RELEVANT DOCUMENTS FILED WITH THE COMMISSION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TOWERS PERRIN, WATSON WYATT, THE HOLDING COMPANY AND THE PROPOSED TRANSACTION. You will be able to obtain the joint proxy statement/prospectus (when it becomes available) and the other documents filed with the Commission free of charge at the Commission’s website, www.sec.gov. In addition, you may obtain free copies of the joint proxy statement/prospectus (when it becomes available) and the other documents filed by Towers Perrin, Watson Wyatt and the Holding Company with the Commission by requesting them in writing from Towers Perrin, One Stamford Plaza, 263 Tresser Boulevard, Stamford, CT. 06901-3225, Attention: Marketing, or by telephone at 203-326-5400, or from Watson Wyatt, 901 N. Glebe Rd., Arlington, VA. 22203, Attention: Investor Relations, or by telephone at 703-258-8000. Towers Perrin, Watson Wyatt, the Holding Company and their respective directors and executive officers may be deemed under the rules of the Commission to be participants in the solicitation of proxies from the stockholders of Watson Wyatt. A list of the names of those directors and executive officers and descriptions of their interests in Towers Perrin, Watson Wyatt and the Holding Company will be contained in the joint proxy statement/prospectus which will be filed by the Holding Company with the Commission. Stockholders may obtain additional information about the interests of the directors and executive officers in the proposed transaction by reading the joint proxy statement/prospectus when it becomes available.

Forward-Looking Statements

Statements in this press release regarding projections and expectations of future earnings, revenues, operations, business trends, timing and potential benefits of the proposed merger between Watson Wyatt and Towers Perrin and other statements that are not historical facts and other such items are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify these forward-looking statements by their use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “project,” “intend,” “plan,” “potential,” “will,” and other similar words and terms. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to management.  Because such statements are based on expectations and are not statements of fact, actual events and results may differ materially from those projected. A number of risks and uncertainties exist which could cause actual results to differ materially from the results reflected in these forward-looking statements.  Such factors include but are not limited to the ability of Watson Wyatt and Towers Perrin to obtain governmental and regulatory approvals of the merger on the proposed terms and schedule; failure to complete the merger with Towers Perrin in certain circumstances could require us to pay a termination fee or reimburse Towers Perrin’s expenses; failure to complete the merger with Towers Perrin could negatively impact Watson Wyatt and its future operations; foreign currency exchange and interest rate fluctuations; general economic and business conditions that adversely affect us or our clients; a significant decrease in the demand for the consulting, actuarial and other services we offer as a result of changing economic conditions or other factors; the company’s ability to integrate the operations of acquired businesses into our own business, processes and systems, and achieve the anticipated results; our continued ability to recruit and retain qualified associates; the success of our marketing, client development and sales programs; our ability to maintain client relationships and to attract new clients; declines in demand for our services; outcomes of pending or future litigation and the availability and capacity of professional liability insurance to fund pending or future judgments or settlements; the ability of the company to obtain professional liability insurance; actions by competitors offering human resources consulting services, including public accounting and consulting firms, technology consulting firms and internet/intranet development firms; our continued ability to achieve cost reductions; exposure to liabilities of acquired businesses that have not been expressly assumed; the level of capital resources required for future acquisitions and business opportunities; regulatory developments abroad and domestically that impact our business practices; legislative and technological developments that may affect the demand for or costs of our services; and other factors discussed under “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended June 30, 2008 and filed on August 15, 2008, with the Securities and Exchange Commission.  These statements are based on assumptions that may not come true.  All forward-looking disclosure is speculative by its nature.  The company undertakes no obligation to update any of the forward-looking information included in this report, whether as a result of new information, future events, changed expectations or otherwise.

About Watson Wyatt Worldwide

Watson Wyatt (NYSE, NASDAQ: WW) is the trusted business partner to the world’s leading organizations on people and financial issues. The firm’s global services include: managing the cost and effectiveness of employee benefit programs; developing attraction, retention and reward strategies; advising pension plan sponsors and other institutions on optimal investment strategies; providing strategic and financial advice to insurance and financial services companies; and delivering related technology, outsourcing and data services. Watson Wyatt has 7,700 associates in 34 countries and is located on the Web at www.watsonwyatt.com.

WATSON WYATT WORLDWIDE, INC.

Condensed Consolidated Statements of Operations

(Thousands of U.S. Dollars, Except Per Share Data)

(Unaudited)

	Three months ended June 30,		Year ended June 30,
	2009	2008	2009	2008

Revenue	$396,520	$453,811	$1,676,029	$1,760,055

Costs of providing services:
Salaries and employee benefits	217,090	247,653	936,825	970,236
Professional and subcontracted services	19,976	30,742	95,690	105,896
Occupancy, communications and other	46,179	59,871	183,433	208,058
General and administrative expenses	44,468	45,178	177,250	176,664
Depreciation and amortization	18,183	19,203	73,448	72,428
	345,896	402,647	1,466,646	1,533,282

Income from operations	50,624	51,164	209,383	226,773

Income (loss) from affiliates	2,215	2,670	8,181	2,067
Interest expense	(597)	(397)	(2,778)	(5,977)
Interest income	375	1,228	2,022	5,584
Other non-operating income	1,460	10	4,926	464

Income before income taxes	54,077	54,675	221,734	228,911

Provision for income taxes	22,921	13,005	75,276	73,470

Net income	$31,156	$41,670	$146,458	$155,441

Earnings per share:
Net income - Basic	$0.73	$0.96	$3.43	$3.65
Net income - Diluted	$0.73	$0.95	$3.42	$3.50

Weighted average shares of common stock, basic (000)	42,645	43,618	42,690	42,577
Weighted average shares of common stock, diluted (000)	42,837	43,710	42,861	44,381

WATSON WYATT WORLDWIDE, INC.

Supplemental Segment Data

(Thousands of U.S. Dollars)

	Three Months Ended June 30,		Year Ended June 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Revenue (net of reimbursable expenses)
Benefits Group	$234,183	$254,766	$960,031	$993,371
Technology and Administration Solutions Group	44,518	47,898	188,021	182,953
Human Capital Group	34,837	50,703	172,737	195,925
Insurance & Financial Services Group	23,424	29,472	117,159	118,603
Investment Consulting Group	42,006	43,410	160,819	169,173
Total segment revenue	378,968	426,249	1,598,767	1,660,025
Other, including reimbursable expenses	17,552	27,562	77,262	100,030
Consolidated revenue	$396,520	$453,811	$1,676,029	$1,760,055

Net operating income
Benefits Group	$69,739	$75,542	$286,228	$285,610
Technology and Administration Solutions Group	8,376	12,256	44,768	47,246
Human Capital Group	(5,090)	7,482	11,231	35,067
Insurance & Financial Services Group	(2,312)	(184)	17,578	2,381
Investment Consulting Group	13,647	15,237	45,244	59,918
Total segment net operating income	84,360	110,333	405,049	430,222
Discretionary compensation	(23,138)	(40,617)	(167,590)	(184,980)
Other income (expense), net	(7,145)	(15,041)	(15,725)	(16,331)
Income before income taxes	$54,077	$54,675	$221,734	$228,911

	June 30,
	2009	2008
	(Unaudited)
Associates (full-time equivalents)
Benefits Group	3,405	3,290
Technology and Administration Solutions Group	900	850
Human Capital Group	825	900
Insurance & Financial Services Group	415	420
Investment Consulting Group	565	500
Other (including Communication)	450	450
Business Services (includes Corporate and Field Support)	1,140	1,100
Total	7,700	7,510

WATSON WYATT WORLDWIDE, INC.

Consolidated Balance Sheets

(Thousands of U.S. Dollars, Except Share Data)

	June 30,	June 30,
	2009	2008
	(Unaudited)
Assets
Cash and cash equivalents	$209,832	$124,632
Receivables from clients:
Billed, net of allowances of $4,452 and $8,544	190,991	239,593
Unbilled, at estimated net realizable value	111,419	126,163
	302,410	365,756
Deferred income taxes	13,739	18,576
Other current assets	39,619	48,523
Total current assets	565,600	557,487
Investment in affiliate	23,361	8,526
Fixed assets, net	174,857	184,684
Deferred income taxes	111,912	72,572
Goodwill	542,754	634,176
Intangible assets, net	186,233	236,767
Other assets	21,602	21,764

Total Assets	$1,626,319	$1,715,976

Liabilities
Accounts payable and accrued liabilities, including discretionary compensation	$336,952	$381,784
Income taxes payable and deferred	188	3,462
Total current liabilities	337,140	385,246
Revolving credit facility	—	—
Accrued retirement benefits	292,555	209,168
Deferred rent and accrued lease losses	28,434	29,239
Deferred income taxes and other long term tax liabilities	14,667	13,430
Other noncurrent liabilities	99,885	94,498

Total Liabilities	772,681	731,581

Commitments and contingencies

Stockholders’ Equity
Class A Common Stock - $.01 par value: 99,000,000 shares authorized; 43,813,451 and 43,813,451 issued and 42,657,431 and 43,578,268 outstanding	438	438
Additional paid-in capital	452,938	456,681
Treasury stock, at cost - 1,156,020 and 235,183 shares	(63,299)	(13,222)
Retained earnings	608,634	474,961
Accumulated other comprehensive (loss)/income	(145,073)	65,537
Total Stockholders’ Equity	853,638	984,395

Total Liabilities and Stockholders’ Equity	$1,626,319	$1,715,976

WATSON WYATT WORLDWIDE, INC.

Consolidated Statements of Cash Flows

(Thousands of U.S. Dollars)

	Year ended June 30
	2009	2008
	(Unaudited)
Cash flows from operating activities:
Net income	$146,458	$155,441
Adjustments to reconcile net income to net cash from operating activities:
Provision for doubtful receivables from clients	5,355	11,207
Depreciation	59,556	56,031
Amortization of intangible assets	13,892	16,397
Provision for deferred income taxes	14,205	8,468
(Income)/Loss from affiliates	(8,181)	(2,067)
Distributions from affiliates	270	—
Other, net	(1,542)	8,640
Changes in operating assets and liabilities (net of business acquisitions and discontinued operations):
Receivables from clients	57,991	(22,057)
Other current assets	8,904	(1,885)
Other assets	(3,497)	37,080
Accounts payable and accrued liabilities	(27,408)	79,898
Income taxes payable	(2,262)	(2,080)
Accrued retirement benefits	(38,922)	(61,682)
Deferred rent and accrued lease losses	(805)	(3,447)
Other noncurrent liabilities	3,533	3,788
Cash flows from operating activities:	227,547	283,732

Cash flows used in investing activities:
Business acquisitions and contingent consideration payments	(1,185)	(138,830)
Purchases of fixed assets	(39,195)	(38,694)
Capitalized software costs	(23,374)	(21,904)
Increase in restricted cash	—	(2,331)
Investment in affiliates	(2,302)	(3,316)
Contingent proceeds from divestitures	4,926	464
Cash flows used in investing activities:	(61,130)	(204,611)

Cash flows (used in)/from financing activities (Repayments)/borrowings under Credit Facility	—	(105,000)
Dividends paid	(12,785)	(12,768)
Repurchases of common stock	(77,443)	(82,031)
Issuance of common stock and excess tax benefit	6,509	11,046
Cash flows (used in)/from financing activities	(83,719)	(188,753)
Effect of exchange rates on cash	2,502	(13,922)
Increase/(decrease) in cash and cash equivalents	85,200	(123,554)
Cash and cash equivalents at beginning of period	124,632	248,186
Cash and cash equivalents at end of period	$209,832	$124,632

Supplemental disclosures:
Cash paid for interest	$2,780	$5,951
Cash paid for income taxes, net of refunds	$66,480	$76,324

WATSON WYATT WORLDWIDE, INC.

Supplemental Information

(Thousands of U.S. Dollars)

In fiscal 2010, the Germany Administration business is being reclassed from Benefits to Technology and Administration Solutions (TAS).  The reclassified amounts for fiscal 2009 are as follows.

	Three Months Ended				Year Ended
	Sep. 2008	Dec. 2008	Mar. 2009	Jun. 2009	Jun. 2009

Revenue

Benefits as reported	$237,813	$239,984	$248,051	$234,183	$960,031
Germany Admin reclass	(5,102)	(4,560)	(5,656)	(4,361)	(19,679)
Benefits	$232,711	$235,424	$242,395	$229,822	$940,352

TAS as reported	$47,910	$50,992	$44,602	$44,517	$188,021
Germany Admin reclass	5,102	4,560	5,656	4,361	19,679
TAS	$53,012	$55,552	$50,258	$48,878	$207,700

NOI

Benefits as reported	$63,190	$71,606	$81,693	$69,739	$286,228
Germany Admin reclass	(1,666)	(1,204)	(2,452)	(1,176)	(6,498)
Benefits	$61,524	$70,402	$79,241	$68,563	$279,730

TAS as reported	$12,860	$14,419	$9,112	$8,377	$44,768
Germany Admin reclass	1,666	1,204	2,452	1,176	6,498
TAS	$14,526	$15,623	$11,564	$9,553	$51,266

Due to economic conditions, significant amounts of severance were recorded during fiscal 2009.  The company’s management uses adjusted diluted earnings per share to evaluate its performance internally and will use adjusted diluted earnings per share as the baseline for evaluating fiscal 2010 performance.  A reconciliation of diluted earnings per share as reported under generally accepted accounting principles to adjusted diluted earnings per share is as follows.

	Three Months Ended				Year Ended
	Sep. 2008	Dec. 2008	Mar. 2009	Jun. 2009	Jun. 2009

Diluted EPS as reported	$0.82	$0.93	$0.95	$0.73	$3.42
Severance	—	0.01	0.03	0.07	0.12
Adjusted Diluted EPS	$0.82	$0.94	$0.98	$0.80	$3.54